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                                                                 Exhibit (e)(3)

                                                AIG Income Advantage Select(SM)
                                              Variable Universal Life Insurance
                                                       Supplemental Application

The United States Life Insurance Company in the City of New York ("USL")

A subsidiary of American International Group, Inc. (AIG)

Home Office: 70 Pine Street, New York, NY 10270

(This supplement must accompany the appropriate application for life insurance.)

NOTICE: The amount or the duration of the Death Benefit Proceeds and the Accumulation Value provided by the policy when based on the investment experience of a Separate Account, are variable, may increase or decrease, and not guaranteed as to the fixed dollar amount. Upon the owner's written request, USL will provide an illustration of the benefits and values of the policy, including the Death Benefit and the Accumulation Values. The supplement and the application will be attached to and made part of the policy.

Applicant Information -- Supplement to the application on the life of

           John Doe                                    05/01/2008
   Name of proposed insured              Date of application for life insurance

Initial Allocation Percentages

Investment Options  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                            PREMIUM   DEDUCTION                                              PREMIUM   DEDUCTION
                                           ALLOCATION ALLOCATION                                            ALLOCATION ALLOCATION
                                           ---------- ----------                                            ---------- ----------
USL Declared Fixed Interest Account (242)       100%       100%  J.P. Morgan Series Trust II
[AIG Retirement Company I                                        International Equity* (443)                  ______%    ______%
International Equities* (373)                ______%    ______%  JPMorgan Insurance Trust
Mid Cap Index (374)                          ______%    ______%  Government Bond (444)                        ______%    ______%
Money Market | (375)                         ______%    ______%  MFS(R) Variable Insurance Trust
Nasdaq-100(R) Index (376)                    ______%    ______%  New Discovery* (360)                         ______%    ______%
Science and Technology (379)                 ______%    ______%  Research (359)                               ______%    ______%
Small Cap Index* (378)                       ______%    ______%  Neuberger Berman Advisers Management Trust
Stock Index (377)                            ______%    ______%  Mid-Cap Growth (361)                         ______%    ______%
AIM Variable Insurance Funds                                     Socially Responsive (445)                    ______%    ______%
Global Real Estate* (440)                    ______%    ______%  Oppenheimer Variable Account Funds
International Growth* (340)                  ______%    ______%  Balanced (362)                               ______%    ______%
The Alger American Fund                                          Global Securities* (363)                     ______%    ______%
Capital Appreciation (342)                   ______%    ______%  PIMCO Variable Insurance Trust
MidCap Growth (341)                          ______%    ______%  CommodityRealReturn(TM) Strategy* (367)      ______%    ______%
American Century Variable Portfolios, Inc.                       Global Bond (Unhedged) (446)                 ______%    ______%
Value (343)                                  ______%    ______%  Real Return (365)                            ______%    ______%
Credit Suisse Trust                                              Short-Term (364)                             ______%    ______%
Small Cap Core I* (344)                      ______%    ______%  Total Return (366)                           ______%    ______%
Dreyfus Variable Investment Fund                                 Pioneer Variable Contracts Trust
International Value* (441)                   ______%    ______%  Mid Cap Value (368)                          ______%    ______%
Fidelity(R) Variable Insurance Products                          Putnam Variable Trust
Asset Manager(SM) (348)                      ______%    ______%  Diversified Income (369)                     ______%    ______%
Contrafund(R) (347)                          ______%    ______%  Small Cap Value* (447)                       ______%    ______%
Equity-Income (345)                          ______%    ______%  SunAmerica Series Trust
Freedom 2020 (350)                           ______%    ______%  Aggressive Growth (372)                      ______%    ______%
Freedom 2025 (351)                           ______%    ______%  Balanced (371)                               ______%    ______%
Freedom 2030 (352)                           ______%    ______%  Van Kampen Life Investment Trust
Growth (346)                                 ______%    ______%  Growth and Income (382)                      ______%    ______%
Mid Cap (349)                                ______%    ______%  Vangurd(R) Variable Insurance Fund
Franklin Templeton Variable Insurance Products Trust             High Yield Bond (380)                        ______%    ______%
Franklin Small Cap Value Securities* (356)   ______%    ______%  REIT Index (381)                             ______%    ______%
Mutual Shares Securities (354)               ______%    ______%
Janus Aspen Series                                               Other: _____________________                 ______%    ______%]
Forty (442)                                  ______%    ______%                                                  100%       100%
Mid Cap Growth (358)                         ______%    ______%

* lf you select the Guaranteed Minimum Withdrawal Benefit (GMWB) rider this investment option is designated as a Restricted Fund.

AGLC103226-NY-2008               Page 1 of 4

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Dollar Cost Averaging (DCA)

Dollar Cost      ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can
Averaging (DCA)  be systematically transferred from any one investment option and directed to one or more of the investment options below.
                 The USL Declared Fixed Interest Account is not available for
                 DCA. Please refer to the prospectus for more information on the DCA option.

                 NOTE: DCA is not available if the Automatic Rebalancing option or GMWB Rider have been chosen.

                 Day of the month for transfers:   (Choose a day of the month
                 between 1-28.)

                 Frequency of transfers:
                 [_] Monthly  [_] Quarterly  [_] Semiannually  [_] Annually

                 DCA to be made from the following investment option:
                 Transfer $______________ ($100 MINIMUM, WHOLE DOLLARS ONLY)

[AIG Retirement Company I                                 J.P. Morgan Series Trust II
International Equities (373)                $____________ International Equity (443)                     $____________
Mid Cap Index (374)                         $____________ JPMorgan Insurance Trust
Money Market I (375)                        $____________ Government Bond (444)                          $____________
Nasdaq-100(R) Index (376)                   $____________ MFS(R) Variable Insurance Trust
Science and Technology (379)                $____________ New Discovery (360)                            $____________
Small Cap Index (378)                       $____________ Research (359)                                 $____________
                                                          Neuberger Berman Advisers Management
Stock Index (377)                           $____________   Trust
USL Variable Insurance Funds                              Mid-Cap Growth (361)                           $____________
Global Real Estate (440)                    $____________ Socially Responsive (445)                      $____________
International Growth (340)                  $____________ Oppenheimer Variable Account Funds
The Alger American Fund                                   Balanced (362)                                 $____________
Capital Appreciation (342)                  $____________ Global Securities (363)                        $____________
MidCap Growth (341)                         $____________ PIMCO Variable Insurance Trust
American Century Variable Portfolios, Inc.                CommodityRealReturn(TM) Strategy (367)         $____________
Value (343)                                 $____________ Global Bond (Unhedged) (446)                   $____________
Credit Suisse Trust                                       Real Return (365)                              $____________
Small Cap Core I (344)                      $____________ Short Term (364)                               $____________
Dreyfus Variable Investment Fund                          Total-Return (366)                             $____________
International Value (441)                   $____________ Pioneer Variable Contracts Trust
Fidelity(R) Variable Insurance Products                   Mid Cap Value (368)                            $____________
Asset Manager(SM) (348)                     $____________ Putnam Variable Trust
Contrafund(R) (347)                         $____________ Diversified Income (369)                       $____________
Equity-Income (345)                         $____________ Small Cap Value (447)                          $____________
Freedom 2020 (350)                          $____________ SunAmerica Series Trust
Freedom 2025 (351)                          $____________ Aggressive Growth (372)                        $____________
Freedom 2030 (352)                          $____________ Balanced (371)                                 $____________
Growth (346)                                $____________ Val Kampen Life Investment Trust
Mid Cap (349)                               $____________ Growth and Income (382)                        $____________
Franklin Templeton Variable Insurance Products Trust      Vanguard(R) Variable Insurance Fund
Franklin Small Cap Value Securities (356)   $____________ High Yield Bond (380)                          $____________
Mutual Shares Securities (354)              $____________ REIT Index (381)                               $____________
Janus Aspen Series                                        Other: _____________________
Forty (442)                                 $____________ Dollar Cost averaging does not assume a profit or protect
Mid Cap Growth (358)                        $____________ against a loss in declining markets. A policy owner should consider his or her financial ability to continue purchases through periods of low price levels in order to utilize fully a dollar cost averaging program.

Automatic Rebalancing

Automatic    ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division
Rebalancing  assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the USL
             Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

             Check Here for Automatic Rebalancing Frequency:
             [_] Quarterly  [_] Semiannually  [_]  Annually

             NOTE: Automatic Rebalancing is not available if the DCA option has been chosen. Automatic Rebalancing is required if the GMWB Rider has been selected.

AGLC103226-NY-2008               Page 2 of 4

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Modified Endowment Contract

Contract If any premium payment causes the policy to be classified as a modified endowment contract under
                     Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [X] YES [_] NO

Authorization for Transactions

Initial appropriate  I (or we, if Joint Owners), hereby authorize USL to
box here:            act on e-service instructions, if elected, to transfer
                     values among the variable divisions and the USL
                     Declared Fixed Interest Account and to change
                     allocations for future premium payments and monthly
                     deductions given by:

                     [_] Policy Owner(s)-- if Joint Owners, either of us
                         acting independently.

                     [_] Policy Owner(s) or the Agent/Registered
                         Representative who is appointed to represent USL and the firm authorized to service my policy.

                     USL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon e-service instructions received and acted on in good faith, including losses due to e-service communication errors. USL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to an e-service instruction, I will notify USL in writing within five working days from receipt of confirmation of the transaction from USL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by USL at its home office.

Suitability

All questions must   1.  Have you, the Proposed Insured or
be answered.             Owner (if different), received the
                         variable universal life insurance
                         policy prospectus and the
                         investment choices brochure
                         describing the investment options?      [X] yes [_] no

                     2.  Do you understand and acknowledge:

                         a. THAT THE POLICY APPLIED FOR IS
                            VARIABLE, EMPLOYS THE USE OF
                            SEGREGATED ACCOUNTS WHICH MEANS
                            THAT YOU NEED TO RECEIVE AND
                            UNDERSTAND CURRENT PROSPECTUSES
                            FOR THE POLICY AND THE
                            UNDERLYING ACCOUNTS?                 [X] yes [_] no

                         b. THAT ANY BENEFITS, VALUES OR
                            PAYMENTS BASED ON PERFORMANCE OF
                            THE SEGREGATED ACCOUNTS MAY
                            VARY: AND                            [X] yes [_] no

                            (1)ARE NOT GUARANTEED BY THE
                               COMPANY, ANY OTHER INSURANCE
                               COMPANY, THE U.S. GOVERNMENT
                               OR ANY STATE GOVERNMENT?          [X] yes [_] no

                            (2)ARE NOT FEDERALLY INSURED BY
                               THE FDIC, THE FEDERAL RESERVE
                               BOARD OR ANY OTHER AGENCY,
                               FEDERAL OR STATE?                 [X] yes [_] no

                         c. THAT IN ESSENCE, ALL RISK IS
                            BORNE BY THE OWNER EXCEPT FOR
                            FUNDS PLACED IN THE USL DECLARED
                            FIXED INTEREST ACCOUNT?              [X] yes [_] no

                         d. THAT THE POLICY IS DESIGNED TO
                            PROVIDE LIFE INSURANCE COVERAGE
                            AND TO ALLOW FOR THE
                            ACCUMULATION OF VALUES IN THE
                            SEGREGATED ACCOUNTS?                 [X] yes [_] no

                         e. THE AMOUNT OR DURATION OF THE
                            DEATH BENEFIT MAY INCREASE OR
                            DECREASE, DEPENDING ON THE
                            INVESTMENT EXPERIENCE OF THE
                            SEPARATE ACCOUNT?                    [X] yes [_] no

                         f. THE POLICY VALUES MAY INCREASE
                            OR DECREASE, DEPENDING ON THE
                            INVESTMENT EXPERIENCE OF THE
                            SEPARATE ACCOUNT, THE USL
                            DECLARED FIXED INTEREST ACCOUNT
                            ACCUMULATION, AND CERTAIN
                            EXPENSE DEDUCTIONS?                  [X] yes [_] no

                     3.  Do you believe the Policy you
                         selected meets your insurance and
                         investment objectives and your
                         anticipated financial needs?            [X] yes [_] no

AGLC103226-NY-2008               Page 3 of 4

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Electronic Delivery Consent

                     The United States Life Insurance Company in the City of New York ("USL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                     This consent authorizes USL, with respect to USL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                     .   Contract prospectuses and supplements

                     .   Investment option prospectuses and supplements

                     .   Statements of additional information

                     .   Annual and semi-annual investment option reports

                     This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The United States Life Insurance Company in the City of New York, P.O. Box 4880, Houston, Texas, 77210-4880, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                     In order to participate in this delivery method you must have access to the following:

                     .   A personal computer with CD-ROM hardware and software

                     . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent

                     .   Communication access to the Internet

                     Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

                     We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                     Your e-mail address will be used solely for USL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                     By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                     I consent to receive electronic delivery of the documents specified above.


                     -------------------  -------------------------------------
                     Signature of Owner   Please provide your e-mail address

                     If you prefer CD-ROM delivery, please check here [_]

Signatures

Signatures           Anytown, USA
                     Signed at (city, state)


                     Print name of Broker/Dealer

                     Mary Smith                                        05/01/08
                     Registered representative        State license #  Date

                     John Doe                                          05/01/08
                     Primary proposed insured                          Date

                     Jane Doe                                          05/01/08
                     Owner (If different from Proposed Insured)        Date

                     Joint Owner (If applicable)                       Date

AGLC103226-NY-2008               Page 4 of 4